UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2008 (May 5, 2008)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

400 Interpace Parkway
Building A
Parsippany, NJ 07054
(Address of principal executive
office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On May 5, 2008, Travelport Limited (“Travelport’) and Orbitz Worldwide, Inc. (“Orbitz Worldwide”) entered into an amendment (the “Amendment”) to the Separation Agreement, dated as of July 25, 2007 (the “Agreement”), related to the initial public offering of Orbitz Worldwide. The Amendment, among other things, clarifies how Travelport’s aggregate ownership of Orbitz Worldwide voting stock is determined for all purposes of the Agreement. In addition, we have agreed to issue letters of credit on behalf of Orbitz Worldwide through at least March 31, 2009, in an aggregate amount not to exceed $75,000,000 (denominated in U.S. dollars). In consideration for this extension of support, Orbitz Worldwide has agreed to pay us fees on any letters of credit issued, renewed or extended after March 31, 2008 at the then-current market rate.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, General Counsel and Corporate Secretary

Date: May 7, 2008

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated May 7, 2008 (May 5, 2008)

EXHIBIT INDEX

10.1	First Amendment to the Separation Agreement, dated as of May 5, 2008, between Travelport Limited and Orbitz Worldwide, Inc.